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                                                                                     EXHIBIT 11

                                              USLICO Corporation
                                       Computation of Earnings Per Share
                                           Years Ended December 31,

                                                      1993             1992             1991
                                                   (In thousands, except per share data)
PRIMARY
Operating income (loss)                            $ 23,580         $ (36,231)       $ (10,484)
Discontinued operations                                -               (9,954)          21,720
Cumulative effect of accounting
 changes                                               -               (9,828)            -
                                                     ------            ------           ------
Net income (loss)                                  $ 23,580         $ (56,013)       $  11,236

Weighted average number of shares
 outstanding                                         10,756            10,756           10,777

Net income (loss) per share
         Operating income (loss)                   $    2.19        $   (3.37)       $   (0.98)
         Discontinued operations                       -                (0.93)            2.02
         Cumulative effect of accounting
          changes                                      -                (0.91)            -
                                                        ----             ----             ----
Net income (loss)                                  $    2.19        $   (5.21)       $    1.04

FULLY DILUTED

Operating income (loss)                            $  23,580        $ (36,231)       $ (10,484)
After tax interest expense
 applicable to convertible
 debentures                                            5,181            5,261            5,261
                                                      ------           ------            -----
Net income (loss) from continuing
 operations                                           28,761          (30,970)          (5,223)
Discontinued operations                                 -              (9,954)          21,720
Cumulative effect of accounting
 changes                                                -              (9,828)            -
                                                      ------           ------           ------
Net income (loss)                                  $  28,761        $ (50,752)       $  16,497

Weighted average number of shares
 outstanding                                          10,756           10,756           10,777
Assuming conversion of convertible
 subordinated debentures                               3,360            3,360            3,360
                                                      ------           ------           ------
Weighted average number of shares
 outstanding as adjusted                              14,116           14,116           14,137

Net income (loss) per share *
         Operating income (loss)                   $    2.04        $   (3.37)       $   (0.98)
         Discontinued operations                        -               (0.93)            2.02
         Cumulative effect of accounting
          changes                                       -               (0.91)            -
                                                        ----             ----             ----
Net income (loss)                                  $    2.04        $   (5.21)       $    1.04

*        Note that antidilutive effects of the fully diluted calculation are not reported for 1991 and 1992.  Instead, the fully diluted income or loss per share is set equal to the primary earnings or loss per share.
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                                                                       EXHIBIT 11
                                                                         (cont.)

                                              USLICO CORPORATION
                                        COMPUTATION OF WEIGHTED AVERAGE
                                        NUMBER OF SHARES (In thousands)
                                           Years Ended December 31,

                                                 Number                            Weighted Number
                                                 of Shares        Factor           of Shares

Primary:
December 31, 1990 Outstanding                                                            10,786
 Shares repurchased                                 30            112/365                    (9)
1991                                                                                     10,777

December 31, 1991 Outstanding                                                            10,756
   Shares repurchased                                                                      *
1992                                                                                     10,756

December 31, 1992 Outstanding                                                            10,756
   Shares repurchased                                *               -                     *
   Shares issued                                     5            11/365                   *
1993                                                                                     10,756

Fully Diluted:

1991 Primary                                                                             10,777
Conversion of convertible subordinated
   debentures
   $38,550,000 $31.35 (conversion price)                                                  1,230
   $57,500,000 $27.00 (conversion price)                                                  2,130
                                                                                         14,137

1992 Primary                                                                             10,756
   $38,550,000 $31.35 (conversion price)                                                  1,230
   $57,500,000 $27.00 (conversion price)                                                  2,130
                                                                                         14,116

1993 Primary                                                                             10,756
   $38,550,000 $31.35 (conversion price)                                                  1,230
   $57,500,000 $27.00 (conversion price)                                                  2,130
                                                                                         14,116

* Effect less than 1,000.
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